Exhibit 10.2

DEBT EXCHANGE AGREEMENT

THIS DEBT EXCHANGE AGREEMENT (this “Agreement”) is entered into as of this seventh (7th) day of May, 2010 by and between ADVANCED LIFE SCIENCES HOLDINGS, INC., a Delaware corporation (the “Company”), and Michael T. Flavin (the “Maker”).

RECITALS

WHEREAS, the Company and the Maker have entered into that certain Third Amended & Restated Promissory Note dated as of January 4, 2010 (the “Note”) relating to indebtedness of the Company to Maker in the outstanding principal amount of $2.0 million (the “Indebtedness”);

WHEREAS, the Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (Registration No. 333-165388) relating to a proposed registered public offering by the Company (“Offering”) of units, with each unit consisting of a specified number of shares of common stock and warrants to purchase common stock (the “Units”); and

WHEREAS, the Maker has agreed with the Company (acting through the independent audit committee of the Company’s board of directors) to exchange the Note for Units on the terms and conditions described herein.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Maker and the Company hereby agree as follows:

ARTICLE I

DEBT EXCHANGE

1.1           Debt Exchange.  Within ten (10) business days following a Qualified Unit Offering (as defined below), the Maker shall deliver the Note to the Company for cancellation and retirement in full of the Indebtedness and, in exchange, receive from the Company a number of Units determined by dividing (a) $2,000,000 by (b) the price per Unit at which the Units were issued and sold to the public in the Qualified Unit Offering, rounded down to the nearest whole Unit with any fractional Unit being paid by the Company in cash (the “Exchange”).  A “Qualified Unit Offering” shall mean the sale of Units by the Company in an Offering that results in gross cash proceeds to the Company (before taking into account placement agent fees and reimbursable expenses) greater than or equal to ten million dollars ($10,000,000.00).

1.2           Accrued Interest.  On the date of the Exchange, the Company shall make a cash payment to the Maker in satisfaction of accrued and unpaid interest on the Indebtedness to but excluding the date of the Exchange.

1.3           Restricted Securities.  The Maker understands that the Units to be issued by the Company pursuant to this Agreement, the shares of common stock and warrants underlying such Units and the shares of common stock underlying such warrants (collectively, the “Securities”) are characterized as “restricted securities” under the federal securities laws inasmuch as they will be acquired in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the federal securities laws only in certain limited circumstances.  The certificates for the Securities shall be subject to a legend or legends restricting transfer under the federal securities laws and referring to restrictions on transfer herein, such legend to be substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND APPROPRIATE EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES LAWS OF OTHER APPLICABLE JURISDICTIONS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION.  THE ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE OF THE PROPOSED SALE OR TRANSFER WITH THE REGISTRATION REQUIREMENTS OF THE 1933 ACT OR EXEMPTION THEREFROM.

ARTICLE II

MISCELLANEOUS

2.1           Changes.  This Agreement may be modified, amended or waived only pursuant to a written instrument signed by the Company and the Maker.

2.2           Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

2.3           Governing Law.  This Agreement shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws and decisions of the State of Illinois, without giving affect to the conflict of laws principals thereof.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or by the remaining provisions of this Agreement.

2.4           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

2.5           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the Exchange and supersedes any prior understandings or agreements with respect thereto.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ADVANCED LIFE SCIENCES HOLDINGS, INC.

By:	/s/ Mark Caputo
Name: Mark Caputo
Title: Vice President Accounting and Controller

MICHAEL T. FLAVIN

By:	/s/ Michael Flavin